Exhibit 99.1

Invitae Completes Selected Assets Sale of its Next Generation Sequencing (NGS) research assays to Integrated DNA Technologies, Inc.

— Invitae will continue to invest in its precision oncology focused lab developed test (LDT) offerings —

— The transaction contributes to Invitae’s cash runway and includes a strategic supply partnership to support the growth of Invitae Personalized Cancer Monitoring™ (PCM) services —

SAN FRANCISCO, December 20, 2022 – Invitae (NYSE: NVTA), a leading medical genetics company, today announced that it has completed a transaction with Integrated DNA Technologies, Inc. (IDT), which includes the sale of Next Generation Sequencing (NGS) research assays under the trademarked name Archer®, also known as the Research Use Only (RUO) kitted solutions. The transaction also includes certain licensed rights to Invitae’s Anchored Multiplex PCR (AMPTM) technology. The transaction value includes total cash consideration of approximately $48 million, subject to certain adjustments. As part of the transaction, Invitae also entered into a supply agreement with IDT to support Invitae’s PCM services.

This divestiture is part of Invitae’s portfolio optimization efforts and renewed strategic focus to achieve profitable growth in its core genetic testing business, fueling the pursuit of the significant market opportunities of its precision oncology LDT services. This transaction is expected to add to Invitae’s cash position, contribute to the company’s commitment to reduce cash burn and extend its cash runway.

“Today is the next step in executing our business realignment strategy and we’re pleased to complete this transaction with IDT. Many of our talented employees are transferring to IDT immediately, and we expect a seamless transition for the customers that rely on the RUO kitted solutions,” said Ken Knight, president and chief executive officer of Invitae. “AMP™ technology, the foundation for our precision oncology services, including related patents and proprietary know-how, will remain with Invitae, and we’re looking forward to serving patients, physicians and biopharma partners with these emerging offerings.”

About Invitae

Invitae Corporation (NYSE: NVTA) is a leading medical genetics company whose mission is to bring comprehensive genetic information into mainstream medicine to improve healthcare for billions of people. Invitae’s goal is to aggregate the world’s genetic tests into a single service with higher quality, faster turnaround time, and lower prices. For more information, visit the company’s website at invitae.com.

Disclaimer

RUO — For research use only. Not for use in diagnostic procedures. Unless otherwise agreed to in writing, IDT does not intend these products to be used in clinical applications and does not warrant their fitness or suitability for any clinical diagnostic use. Purchaser is solely responsible for all decisions regarding the use of these products and any associated regulatory or legal obligations.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company’s business plans and strategy; the anticipated benefits of the transaction; the company’s expectation that customers will experience a seamless transition in the transaction; and the company’s expectations regarding its precision oncology services. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the ability of the company to successfully execute its strategic business realignment and achieve the intended benefits thereof; the impact of COVID-19 on the company, and the effectiveness of the efforts it has taken or may take in the future in response thereto; the impact of inflation and the economic environment on the company’s business; the company’s ability to grow its business in a cost-effective manner; the company’s history of losses; the company’s ability to compete; the company’s failure to manage growth effectively; the company’s need to scale its infrastructure in advance of demand for its tests and to increase demand for its tests; the risk that the company may not obtain or maintain sufficient levels of reimbursement for its tests; the ability of the company to obtain regulatory approval for its tests; the company’s failure to successfully integrate or fully realize the anticipated benefits of acquired businesses; risks associated with litigation; the company’s ability to use rapidly changing genetic data to interpret test results accurately and consistently; laws and regulations applicable to the company’s business; and the other risks set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

Contacts for Invitae:

Investor Relations

Hoki Luk

ir@invitae.com

Public Relations

Amy Hadsock

pr@invitae.com